UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Shareholder Outreach Spring 2019

Forward-Looking Statements and Non-GAAP Measures This presentation may contain statements about the Company’s future plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated in such statements as a result of various factors, including those discussed in the Company’s most recent annual report on Form 10-K and its reports on Form 10-Q and Form 8-K. These documents are available from the SEC, and on our website, dovercorporation.com, where considerably more information about the Company can be found. We disclaim any obligation to update such forward-looking statements. This presentation may also contain non-GAAP measures. Management uses such measures, in addition to financial measures based on U.S. GAAP, to understand and compare operating results across periods, make resource allocation decisions, and for forecasting and other purposes, and believes they enable more meaningful analysis of trends and facilitate comparison of results across periods and to peer companies. These non-GAAP measures have no standardized meaning presented in U.S. GAAP and may not be comparable to other similarly-titled measures used by other companies. The use of these measures has limitations and they should not be considered substitutes for measures of financial performance and financial positions as prepared in accordance with U.S. GAAP.

Dover – A Diversified Global Manufacturer Multi-industrial businesses with leading positions in attractive markets We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services to customers around the world Our businesses are committed to operational excellence and to being market leaders as measured by market share, customer satisfaction, growth, profitability, and return on invested capital Our entrepreneurial business model encourages, promotes and fosters deep customer engagement and collaboration Our operating structure of three business segments allows for focused acquisition activity, accelerates opportunities to identify and capture operating synergies, and advances the development of executive talent Our SG&A rightsizing initiative is largely complete, allowing us to focus on strategic projects $7.0B 2018 Revenue +3% Over 2017 $3.89 Diluted 2018 EPS Engineered Systems Fluids Refrigeration & Food Equipment $4.97 Adjusted 2018 EPS1 +20% Over 2017 $1.90 2018 Dividend Per Share 63 Straight Years of Dividend Growth $618M Free Cash Flow1 +9% Over 2017 Fortune 500 Company 24,000 Employees On May 9, 2018, we completed the spin-off of Apergy Corporation, which conducts the upstream energy business previously included in our Energy Segment Our remaining portfolio is well-positioned for long-term, sustainable growth and returns with less cyclicality In May 2018, Richard Tobin started as our new CEO By Segment 40% 39% 21% 1Non-GAAP measures/definition and reconciliation in appendix. 52% 9% 23% 12% 4% By Region US OTHER AMER EUROPE ASIA OTHER Fiscal 2018 Revenue Split DF DES DRFE

Performance Overview

DOV TSR vs. Proxy Peer Group since New CEO Start Date[1]


40%
30%
20%
10%
0%
-10%
-20%
IR
ROP
DOV
GLW
FTV
CSL
ETN
SNA
XYL
S&P 500
ROK
PH
EMR
ITW
FLS
SWK
CFX
TXT

- Since April 30, 2018, DOV has produced a 29% TSR – ahead of all but 2 peers
- Since Apergy spin-off on May 9, 2018, DOV's market cap has grown by 15%

Annualized DOV TSR vs. Proxy Peer Group[1] (See Appendix for Additional Information)


30%
25%
20%
15%
10%
5%
0%
3-Year
5-Year
10-Year
DOV TSR
Peer TSR Median
S&P 500 Median

DOV Rank/Peers: #2 of 16 | #8 of 16 | #7 of 15

Welcome our New CEO



- ✓ More than 30 years of experience in international management and finance, acquired through global leadership roles
- ✓ Former CEO of CNH Industrial N.V., a global manufacturer of agricultural and construction equipment, trucks, commercial vehicles, buses, specialty vehicles and powertrain applications
- Mr. Tobin has been a member of Dover's Board since 2016
- In connection with his appointment, Mr. Tobin entered into a three-year employment agreement with Dover

Commitment to Deliver in 2018

- **May**: Upon CEO appointment, launched intensive assessment of Dover's portfolio
- **September**: Announced near- and medium-term priorities for maximizing shareholder value at capital markets day, which included:
  - Align overhead cost structure with best-in-class peers
  - Fundamental assessment of fixed cost structure
  - Identifying opportunities to increase asset base operating leverage
- **December**: Overhead cost structure actions accomplished (ahead of schedule)

2019 and Beyond

- Address fixed cost structure
- Prioritize organic investment; commitment to increase capital spending by 30% - 40% in 2019
- Inorganic investment decision-making driven by hurdle rates
- Continued commitment to return excess capital to shareholders

- ✓ ***Raised annual dividend for 63rd consecutive year***
- ✓ ***Completed $1 billion share repurchase program***

[1]Source: CapitalIQ; end date for returns periods is March 31, 2019.
Note FTV went public in July 2016 and Xylem went public in Oct 2011; stocks are excluded from periods prior to go public dates.

DOVER
4

In 2018, solicited feedback from holders of over 51% of our outstanding shares, resulting in dialogue with holders of 32% of our outstanding shares 96% support for 2018 Say-on-Pay proposal Received support for CEO one-time, make-whole award to ensure smooth transition of highly qualified candidate Received support for our iTSR metric and pay-for-performance philosophy Shareholders expressed understanding of rationale for Dover’s selection of metrics and appreciation for rigor of targets Level of transparency for compensation program’s structure was not noted as a concern Executive Compensation Decision Process 2018 sales target set below 2017 level to account for Apergy spin-off Annual Pay Amount ($000s) 2018 Base Salary $1,200 Target Annual Bonus $1,500 Long-Term Incentive (minimum) $7,000 One-Time Pay Amount ($000s) Notes Sign-On Bonus $1,000 Claw back on certain terminations before 2nd anniversary iTSR Shares $6,000 Performance period 2018-2020, paid in 2021 (if earned) RSUs $13,000 Five-year ratable vesting Compensation Committee dedicated to robust year-long process to ensure compensation program aligns with shareholder value and smooth CEO transition CEO Individual Strategic Objective Performance Completed assessment of Dover portfolio and operations Created plan to reduce overhead and fixed cost structures Reaffirmed capital allocation priorities Strategic objectives drive focus on a limited and measureable set of goals to benefit our shareholders over the long term New CEO Compensation Arrangements Target annual pay opportunity set below peer group median One-time, make-whole award to offset forfeited compensation and pension benefit from prior employer, consistent with market practice Shareholder Feedback Informs Compensation Decisions CEO Compensation Arrangements Financial performance targets for cash incentive AIP approved Individual strategic objectives approved for CEO and NEOs February 2018 Richard Tobin appointed President & CEO (May 2018 start date); entered into 3-year employment agreement March 2018 Reviewed market compensation data and executive tally sheets November 2018 Discussed and evaluated new CEO’s performance in 2018 January 2019 Reviewed NEO performance and proposed pay actions Determined pay actions for CEO February 2019 Updated peer group in light of Apergy spin August 2018

Overview of Compensation Program Compensation program is designed to attract and retain the right talent, focus executives on long-term value creation, and create the drive for over-achievement without undue risk iTSR is a measure of core enterprise value that is highly correlated with long-term shareholder value creation for a multi-industry corporation such as Dover Annual Incentive Plan Long-Term Incentive Plan Component 60% Financial Results Corporate NEOs: Net Income 60%; Sales 40% Segment NEOs: EBIT 60%; Sales 40% For everyone: EBIT Margin Modifier 40% Individual Strategic Objectives Dover Stock Price 3-year vesting period SSAR value subject to appreciation / depreciation in stock price over the 10 year term iTSR 3-year performance period 2018 Metrics & Weighting Pay Element Cash 20% Perf. Shares 20% RSUs 60% SSARs Drive profitability, growth, and progress toward strategy implementation All components paid in stock to closely align executive and shareholder interests Value received from SSARs only if appreciation results in share price > grant date price Objectives Focus on a limited and measurable set of goals to benefit shareholders over the long term In 2018, if NEO’s business unit delivered EBIT as a % of sales above or below target, payout on financial results adjusted upward or downward by up to 20%

Executive Pay is Strongly Tied to Performance As a multi-line industrial company with an active M&A program, our compensation program emphasizes long-term performance and puts the majority of executive pay “at risk” As a result, our compensation outcomes closely track performance outcomes1,2 Our performance-share metric, iTSR, drives execution on key elements of our strategy to propel long-term enterprise value creation Target CEO pay mix is 73.2% Performance-Based(3) Value received from SSARs only if share price appreciation > grant date price SSARs’ forward-looking orientation is highly effective for Dover’s newly-acquired companies and employees, who must create new value in order to realize gains 10-year life cycle is essential to managing a portfolio of industrial companies across their varying economic cycles 3 Excludes one-time, make-whole award. 4 Reflects TSR from 12/31/15-12/31/18 from S&P Capital IQ and Summary Compensation Table values from three most recent proxy statements for Dover’s 16 peer companies as of 4/3/19. SSARs use a 10-year life cycle to incentivize long-term share price appreciation 1 For 2014-2017, the CEO’s total pay included in the chart represents the amount of compensation reported in the “Total” column, minus the amount reported in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column, as applicable, in the Summary Compensation Table for each year. For 2018, total pay presented on annualized basis and excludes one-time, make-whole award. 2 FTV went public in July 2016 and Xylem went public in Oct 2011; stocks are excluded from periods prior to go public dates. 73.2% Performance-Based Pay iTSR EBITDA Growth Sales Growth Margin Improvement Free Cash Flow

Responsive to shareholder feedback to ensure best-in-class governance structure Board Responsiveness to Shareholder Feedback Thoughtful, proactive shareholder engagement program to solicit input on governance, executive compensation and supermajority provisions In 2018, we reached out to >51% of outstanding shares and engaged with shareholders representing ~32% of outstanding shares Since 2013, Board has taken proactive steps to remove supermajority provisions In 2014, management proposal to amend charter to eliminate supermajority provision applicable to business combinations with a related person was successful – received >80% necessary support Also in 2014, two other management proposals to eliminate remaining supermajority provisions (greenmail and written consent) received <80% necessary support – did not pass In 2016, management proposal to provide shareholders with written consent right (25% threshold) received <80% necessary support – did not pass In 2017 and 2018, informed by active shareholder engagement, Board presented management proposals to remove the two remaining supermajority provisions in our charter; received <80% necessary support in both years – did not pass In 2019, we are again requesting shareholder support to remove the two remaining supermajority provisions, including an active retail campaign to drive support Supermajority Provisions: Board Continues to be Responsive Broad support for Dover’s governance practices, including special meeting right, use of annual director elections, independent Board leadership structure and thoughtful and active refreshment Support for our compensation program, including the effective use of our company-specific iTSR metric, viewing it as strongly incentivizing performance and value creation Support of the structure of Mr. Tobin’s performance-based compensation as well as his employment agreement, including the one-time, make-whole award which ensured a smooth transition and our ability to hire a highly qualified candidate Appreciation for efforts to remove supermajority provisions in charter Shareholder feedback included:

Align pay with performance Majority of NEO pay opportunity is performance-based and tied to DOV stock performance Robust engagement with shareholders to seek feedback on executive compensation programs All long-term incentives are paid in stock, and are earned or vest over three years Strong stock-holding requirements (5x salary for CEO, 3x salary for NEOs) Double trigger change in control Clawback policy No tax gross ups No repricing, reloads or exchanges of SSARs Anti-hedging and anti-pledging policies No executive perquisites Separate Chairman and CEO roles All directors are independent, other than CEO Annual election of directors Majority voting for directors Comprehensive individual director evaluations Regular executive sessions of indep. directors Robust succession planning Established new Finance Committee in 2018 Adopted proxy access at market standard (3%/3/2 or 20%/20) in February 2016 Right to call special meeting at 25% Annual Board and committee self-evaluations No shareholder rights plan No supermajority vote required for business combinations Committed to Strong Governance Our Board believes in sound corporate governance and compensation practices, and in maintaining an open dialogue with shareholders Governance Best Practices Compensation Best Practices

Michael Johnston Independent Board Chair (since 2016) Retired CEO, Visteon Corporation Director since 2013 Richard Tobin President and CEO, Dover Director since 2016 John Gilbertson, Jr. Retired Managing Director, Goldman Sachs Appointed Aug. 2018 40+ years relevant industry experience in financial services Kristiane Graham Private investor Director since 1999 Eric Spiegel Finance Committee Chair Former President and CEO, Siemens USA; Special Advisor, General Atlantic Director since 2017 Stephen Todd Audit Committee Chair Former Global Vice Chairman, Ernst & Young Global Limited Director since 2010 Stephen Wagner Governance & Nominating Committee Chair Former Senior Advisor, Center for Corporate Governance, Deloitte & Touche LLP Director since 2010 Keith Wandell Compensation Committee Chair Former President and CEO, Harley Davidson, Inc. Director since 2015 Mary Winston President, WinsCo Enterprises Inc.; Former EVP and CFO, Family Dollar Stores, Inc. Director since 2005 Our directors bring a comprehensive and varied set of skills and experiences to our Board, enabling effective oversight over our multi-industry, multi-geographic operations Highly Qualified and Engaged Board Dover has added 4 new independent directors since 2015 Directors Peter T. Francis and Richard K. Lochridge will retire from the Board effective as of the 2019 Annual Meeting.

Directors Have Relevant Expertise for Dover Strategic M&A, including international acquisitions, post-merger integration, and portfolio restructuring Global Operations and Management, including cross-border transactions, global market entry and expansion, and implementation of operational efficiency Strategy Development & Execution, including capital allocation and strategic planning Capital Markets Expertise, including capital markets and complex financing transactions Deep and Diverse Industry Knowledge, including diversified manufacturing in many of the markets and product areas relevant to Dover’s businesses Risk Management Expertise, including evaluating risk management policies and procedures Audit and Corporate Governance, including assurance and audit, regulation, and financial reporting Human Capital Management, including attracting, developing and retaining talent and building strong cultures Executive Leadership Experience, including former CEOs and CFOs of global public companies All directors other than the CEO are independent Our independent directors, led by our Independent Chair, have a diversity of experience that enables them to effectively carry out their oversight role Independent, Diverse and Experienced Board Range of tenures appropriate for a multi-line industrial company with an acquisitive growth strategy Range of director ages reflects depth of experience and fresh perspectives Board Characteristics

We Value Your Support FOR Election of Directors FOR Ratification of appointment of independent registered public accounting firm FOR Advisory vote to approve the compensation of our named executive officers FOR Amendments to Article 15 of our charter to eliminate supermajority voting requirement FOR Amendments to Article 16 of our charter to eliminate supermajority voting requirement 2019 Dover Corporation Management Recommendations Dover’s Compensation Program Aligned Pay for Performance in a Year of Strategic Transition New CEO on-going target direct compensation set below peer median One-time, make-whole award enabled recruitment and transition of experienced CEO Since new CEO has joined, DOV has produced a 29% TSR, ahead of all but 2 peers Reference to the median of our peer group for total direct compensation, with consideration for internal pay equity, sustained performance, specific responsibilities, and experience with comparable market talent Total compensation opportunities designed so that the large majority (~73%) of compensation is based on business performance Annual cash bonus plan designed to reward annual financial performance as well as attainment of strategic objectives that the Board believes will assure the long-term success of Dover

Appendix

Information Regarding Non-GAAP Financial Measures

Reconciliation of Diluted EPS from Continuing Operations to Adjusted Diluted EPS from Continuing Operations*

*$ per share**	FY2018	FY2017
Diluted EPS from continuing operations	**$ 3.89**	**$ 4.73**
Acquisition-related amortization, pre-tax [1]	0.96	0.96
Acquisition-related amortization, tax impact [2]	(0.24)	(0.31)
Tax Cuts and Jobs Act [3]	(0.02)	(0.35)
Gain on dispositions, pre-tax [4]	-	(1.30)
Gain on dispositions, tax impact [2]	-	0.21
Disposition costs, pre-tax [5]	-	0.03
Disposition costs, tax impact [2]	-	(0.02)
Rightsizing and other costs, pre-tax [6]	0.48	0.31
Rightsizing and other costs, tax impact [2]	(0.10)	(0.09)
Product recall reversal, pre-tax	-	(0.05)
Product recall reversal, tax impact [2]	-	0.02
Adjusted diluted EPS from continuing operations	**$ 4.97**	**$ 4.15**

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.

[3] 2017 Tax impact primarily related to the enactment of the Tax Cuts and Jobs Act ("Tax Reform Act"). This benefit also includes decreases in statutory tax rates of foreign jurisdictions. 2018 adjustment represents tax benefits related to additional Tax Act regulatory guidance covered by SAB 118.

[4] Includes a gains from the sales of Performance Motorsports International and Warn Industries, Inc. in the first and fourth quarters of 2017, respectively.

[5] Disposition costs include costs related to the sale of Warn Industries, Inc. in the fourth quarter of 2017.

[6] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges.

* Per share data and totals may be impacted by rounding.

Reconciliation of Free Cash Flow

$ in millions	FY2018	FY2017
Cash flow from operating activities	**$ 789**	**$ 739**
Less: Capital expenditures	(171)	(170)
Free cash flow	**$ 618**	**$ 569**

Non-GAAP Definitions

Adjusted Diluted Earnings Per Share from Continuing Operations: is defined as diluted earnings per share from continuing operations adjusted for the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs, and a product recall reversal.

Free Cash Flow: is defined as net cash provided by operating activities minus capital expenditures.

DOVER

14

Dover’s shareholder value creation exceeds proxy peer group in the long-term Annualized 3 Year TSR Peer Median Annualized 5 Year TSR Source: Capital IQ. End date for returns periods is March 31, 2019. Note FTV went public in July 2016 and Xylem went public in Oct 2011; stocks are excluded from periods prior to go public dates. Peer Median Annualized 10 Year TSR Peer Median 13.5% 9.7% 19.8%